Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
New Source Energy Partners L.P.
Oklahoma City, Oklahoma
We hereby consent to the references to Ralph E. Davis Associates, Inc., to the inclusion of our estimates of reserves contained in our reports entitled (i) “New Source Energy Partners Limited Partnership Estimated Reserves and Income as of December 31, 2014” and (ii) “New Source Energy Partners Limited Partnership Estimated Reserves and Income as of December 31, 2013” and to the specific references to Ralph E. Davis Associates, Inc. as the independent petroleum engineering firm which appears in the annual report on Form 10-K of New Source Energy Partners L.P. to be filed with the United States Securities and Exchange Commission on or about March 20, 2015. We hereby further consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-186673 and 333-197425) and Form S-3 (333-195138 and 333-195129) of such information.
Yours truly,

RALPH E. DAVIS ASSOCIATES, INC.

By:	/s/ Allen C. Barron
Allen C. Barron, P.E. President

Houston, Texas
March 20, 2015